SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the registrant  x

Filed by a party other than the registrant

Check the appropriate box:

x  Preliminary proxy statement
  Definitive proxy statement
  Definitive additional materials
  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Montgomery Ward Holding Corp.
             (Name of Registrant as Specified in Its Charter)

                       Montgomery Ward Holding Corp.
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

x  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
  $500 per each party to the controversy pursuant to Exchange
Act Rules 14a-6(i)(3).
  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:



  (2) Aggregate number of securities to which transactions applies:



  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



  (4)  Proposed maximum aggregate value of transaction:



    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:



  (2)  Form, schedule or registration statement no.:



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  (4)  Date filed:

                                                         PRELIMINARY COPIES

                              PROXY STATEMENT

                       MONTGOMERY WARD HOLDING CORP.
                           Montgomery Ward Plaza
                          Chicago, Illinois 60671
                              (312) 467-2000


     This Proxy Statement, dated October   , 1994, is furnished
in connection with the solicitation by the Board of Directors of Montgomery Ward Holding Corp. ("MW Holding" or the "Company") of written consents in lieu of a special meeting of the stockholders of the Company to (i) approve an amendment to the Certificate of Incorporation of the Company (the "Certificate Amendment") to authorize an additional 2,000,000 shares of Class A Common Stock, Series 3, $0.01 par value, of the Company ("Series 3 Shares"), and (ii) approve an amendment to the Montgomery Ward & Co. Incorporated Stock Ownership Plan (the "Plan") to include such newly authorized Series 3 Shares in the Plan (the "Plan Amendment"). This Proxy Statement and an accompanying form of written consent in lieu of meeting are being mailed to
stockholders on or about October   , 1994.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

     Stockholders of record at the close of business on September 23, 1994, are entitled to vote the shares held on that date. The number of voting securities of MW Holding outstanding on September 23, 1994 was 19,316,826 shares of Class A Common Stock, Series 1, $0.01 par value ("Series 1 Shares"), owned by three stockholders of record; 144,894 shares of Class A Common Stock, Series 2, $0.01 par value ("Series 2 Shares"), owned by one stockholder of record; and 25,000,000 shares of Class B Common Stock, $0.01 par value (the "Class B Shares"), owned by one stockholder of record. There are no Series 3 Shares outstanding. The Series 1 Shares, Series 2 Shares and Series 3 Shares are sometimes collectively referred to herein as "Class A Shares", and the Class A Shares and Class B Shares are collectively referred to herein as the "Common Stock." Each share of Class A Common Stock, Series 1, Class A Common Stock, Series 2, and Class B Common Stock is entitled to one vote.

GIVING OF CONSENTS

     Stockholders are urged to read carefully the material in this Proxy Statement, sign the accompanying written consent in lieu of special meeting and date and return the written consent. A stockholder giving a written consent may revoke it at any time prior to the filing of the Certificate Amendment by giving written notice of revocation to the Secretary of the Company. Stockholders are requested to return the consent to the Company by delivery to the attention of Spencer H. Heine, Esq., Secretary, at the Company's executive offices by October , 1994.

REQUISITE VOTES

     The affirmative vote of a majority of the outstanding shares of each of (i) the Common Stock; (ii) the Series 1 Shares; and
(iii) the Class B Shares is required for approval of the Certificate Amendment, and the affirmative vote of the holders of record of a majority of the outstanding shares of (i) the Common Stock and (ii) the Series 1 Shares is required for approval of the Plan Amendment. No shares of Common Stock are held by brokers and thus no broker non-votes will be made with respect to the consent. Pursuant to Delaware law, votes abstaining from voting, since they are not cast "for" a particular matter, will have the same effect as negative votes or votes "against" a particular matter.

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     On September 23, 1994, by resolutions adopted at a meeting of the Board of Directors of the Company, the Board of Directors of the Company approved and authorized the Certificate Amendment, a form of which amendment is included within the certificate attached to this Proxy Statement as Annex A. The Board of Directors recommends a vote FOR the Certificate Amendment.

     The Certificate Amendment would authorize an additional 2,000,000 shares of Class A Common Stock, Series 3, $0.01 par value. The additional Series 3 Shares will be added to and reserved for issuance under the Plan for the granting of Awards, Purchase Rights and Options (as such terms are defined in the Plan). The Company expects to grant Options to purchase a substantial portion of such additional Series 3 Shares pursuant to the Plan during 1994.

     The additional Series 3 Shares shall have all of the same rights and privileges as presently provided in the Certificate of Incorporation for Series 3 Shares. The following is a discussion of the rights of holders of Series 3 Shares.

     Dividend and Liquidation Rights. Series 3 Shares have the same dividend and liquidation rights as Series 1 Shares and Series 2 Shares. That is, the portion of dividends and liquidation amounts which is payable to the holders of Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series; provided, however, that dividends paid in kind by series shall be payable only to the holders of shares of the respective series.

     Dividend and liquidation rights for Class A Shares generally are more fully described below:

     (i) The term "Class A Amount," as used below with respect to a determination of dividends or proceeds, shall mean the number equal to the lesser of 25,000,000 (the "Series 1 Amount") or the aggregate number of outstanding Class A Shares of all series (the "Outstanding Amount") as of the date of determination;

     (ii) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount does not exceed the Series 1 Amount, shall be the amount which bears the same ratio to the total amount of such dividends as the Class A Amount bears to the sum of (A) the Class A Amount, plus
(B) the number of shares of Class B Common Stock outstanding as of the date of the determination; and such portion of such dividends or proceeds which is payable to the holders of the Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series;

     (iii) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount exceeds the Series 1 Amount (but the Outstanding Amount less the number of shares of Class A Common Stock, Series 3, outstanding (such difference being the "Non-Series 3 Outstanding Amount") does not exceed the Series 1 Amount), shall be the product of the amount which would be payable to holders of Class A Shares if the immediately preceding paragraph (ii) were applicable and the Class A Amount were equal to the Series 1 Amount multiplied by a fraction the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus fifty percent (50%) of the excess of the Outstanding Amount over the Series 1 Amount; and such portion of such dividends or proceeds which is payable to the holders of the Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class Shares, without distinction as to series; and

     (iv) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount exceeds the Series 1 Amount (and paragraph (iii) immediately preceding is not applicable), shall be the product of (x) the amount which would be payable to holders of Class A Shares if paragraph (ii) above were applicable and the Class A Amount were equal to the Series 1 Amount, multiplied by (y) a fraction the numerator of which is the Non-Series 3 Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus eighty-one point five percent (81.5%) of the excess of the Non-Series 3 Outstanding Amount over the Series 1 Amount, and multiplied by (z) a fraction the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Non-Series 3 Outstanding Amount plus fifty percent (50%) of the number of shares of Class A Common Stock, Series 3, outstanding at such time; and such portion of such dividends or proceeds which is payable to the holders of the Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series.

     (v) The portion of such dividends or proceeds which is payable to the holders of Class B Shares shall be the portion of the total amount of such dividends or proceeds that is not payable to the holders of Class A Shares in accordance with paragraph (ii), (iii) or (iv) above, as applicable, and such portion of such dividends or proceeds which is payable to the holders of Class B Shares shall be allocated among such holders in proportion to their respective holdings of Class B Shares.

     Voting Rights. All series of Class A Shares have the same general voting rights. Notwithstanding the foregoing, Series 1 Shares currently have certain voting rights that Series 2 Shares
and Series 3 Shares do not have.   Accordingly, except as
described below, each Class A Share, without distinction as to series, has the same number of votes per share and is entitled to vote on the same matters.

     So long as the Outstanding Amount is less than or equal to the Series 1 Amount, each Class A Share, without distinction as to series, is entitled to one (1) vote per share. If the Outstanding Amount is greater than the Series 1 Amount, each Class A Share, irrespective of series, is entitled to a fraction of a vote per share determined by dividing the Series 1 Amount by the Outstanding Amount.

     In addition to the voting rights specified above, amendments to the Certificate of Incorporation of the Company increasing the number of shares of any class or series of Class A Common Stock or Class B Common Stock (including the Certificate Amendment) require the affirmative vote of the holders of a majority of both
(A) the Series 1 Shares then outstanding and (B) the Class B Shares then outstanding, each voting as a class. In addition, amendments to the Plan and the determination of the number of shares as to which options to purchase thereunder shall be granted (including the Plan Amendment) require the affirmative vote of the holders of a majority of the Series 1 Shares then outstanding.

     Preemptive Rights. Shares of Common Stock of the Company have no pre-emptive rights.

APPROVAL OF AMENDMENT TO STOCK OWNERSHIP PLAN

     On September 23, 1994, by resolutions adopted at a meeting of the Board of Directors of the Company, the Board of Directors of the Company approved and authorized the Plan Amendment, which would increase the number of Class A Shares allocated to the Plan to include the 2,000,000 Series 3 Shares to be authorized pursuant to the Certificate Amendment. A copy of the Plan Amendment is attached hereto as Annex B. The Board of Directors recommends a vote FOR the Plan Amendment.

     The Stock Ownership Plan was adopted by the Board of Directors of the Company ("Board of Directors") and by the Stockholders of the Company effective July 19, 1988, and has subsequently been amended. Shares acquired by the holder thereof pursuant to the Plan and such shares held by certain permitted transferees are collectively referred to herein as "Plan Shares." On September 9, 1993, the Stock Ownership Plan was amended to provide for two plans, the Associate Plan and the Director Plan. Pursuant to the Associate Plan, key associates, and in certain limited instances, advisors and consultants, of the Company and its direct or indirect subsidiaries (the "Ward Group") (excluding associates, advisors and consultants who are also directors of the Company), may be granted Awards of Plan Shares or provided Purchase Rights and/or granted Options to purchase Plan Shares. Pursuant to the Director Plan, directors of the Company may be granted Awards of Plan Shares or provided Purchase Rights and/or granted Options to purchase Plan Shares. Purchase Rights are non-qualified stock options to acquire Plan Shares identified as such and generally to be exercised during a shorter period of time than Options. Options are non-qualified stock options to acquire Plan Shares. A total of 1,000,000 Series 1 Shares and 5,412,000 Series 2 Shares have been reserved for issuance under the Stock Ownership Plan. Pursuant to an amendment to the Stock Ownership Plan for which approval of stockholders is sought hereby, 2,000,000 Series 3 Shares will be reserved for issuance under the Stock Ownership Plan. The number of Plan Shares available for issuance, the number of Plan Shares subject to outstanding Purchase Rights and Options and the exercise price for outstanding Purchase Rights and Options are subject to adjustment in the event of a stock dividend, recapitalization or other similar change affecting the number of outstanding shares of the Company. In 1994, the Board of Directors established a limit of 1,000,000 Shares on the number of Shares available to any participant under the Stock Ownership Plan through Awards, Purchase Rights and Options.

     The Associate Plan is designed to attract and retain outstanding individuals as key associates, and, in certain limited instances, advisors and consultants, of the Ward Group (excluding associates, advisors and consultants who are also directors of the Company), and to provide incentives for such key associates, advisors and consultants to expand and improve the profits and achieve the objectives of the Ward Group by providing to such persons opportunities to acquire Plan Shares and thereby provide such persons with a greater proprietary interest in and closer identity with the Ward Group and its financial success.

     The Director Plan is designed to attract and retain outstanding individuals as directors of the Company, and to provide incentives for such directors to expand and improve the profits and achieve the objectives of the Ward Group by providing to such directors opportunities to acquire Plan Shares and thereby provide such directors with a greater proprietary interest in and closer identity with the Ward Group and its financial success. It is intended that directors who are members of the Director Committee, as herein defined, shall not participate in the Director Plan at this time.

     It is expected that the exercise price for Purchase Rights and Options will generally be the fair market value of the Plan
Shares subject thereto as of the date of the grant of such Purchase Right or Option.

     No Awards, Purchase Rights or Options may be granted under the Stock Ownership Plan after July 19, 1998, without further action by the Board of Directors or stockholders. Purchase Rights and Options granted prior to July 19, 1998 will continue to be exercisable after such date pursuant to the terms of the applicable grant. The Board of Directors may at any time amend or terminate the Stock Ownership Plan, except that no such action by the Board of Directors may change the terms and conditions of any Purchase Right or Option previously granted in a manner adverse to the holder of the Purchase Right or the optionee without the consent of the holder of the Purchase Right or the optionee, and, approval by the stockholders of the Company is required to the extent deemed appropriate by the Plan Committee, as herein defined, if adoption of such amendment without approval by the stockholders of the Company would cause the Stock Ownership Plan to no longer comply with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule or regulatory requirement. Plan Shares will be subject either to the provisions of the Montgomery Ward & Co., Incorporated Stock Ownership Plan Terms and Conditions, as amended from time to time (the "Terms and Conditions") or that certain Stockholders' Agreement dated as of June 17, 1988, as amended from time to time (the "Stockholders' Agreement"). The Terms and Conditions can be amended with the consent of the holders of 66 % of Shares subject thereto or to the Stockholders' Agreement, but no such amendment shall adversely affect the method of valuation of any participant's Shares without such party's specific consent, and, except in certain limited circumstances, the Stockholders' Agreement can be amended with the consent of the holders of 66 % of the Shares subject thereto, but no such amendment shall adversely affect the method of valuation of a party's Shares without such party's specific consent. With respect to Shares which are subject to either the Voting Trust created by the Voting Trust Agreement dated as of June 21, 1988 or the Voting Trust created by the Voting Trust Agreement dated as of October ____, 1994, each with respect to shares of Common Stock of the Company (each, a "Voting Trust"), the power to exercise such stockholders' consents, including with respect to amendments which adversely affect the method of valuation, shall be held by the Voting Trustee under such Voting Trust, except for purposes of certain amendments to the provisions of the Stockholders' Agreement relating to registration rights and for purposes of a vote to terminate the Stockholders' Agreement or the Terms and Conditions. The Stock Ownership Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986, as amended and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The Stock Ownership Plan is administered by two separate committees (each being a "Plan Committee"). The Associate Plan is administered by the Associate Plan Committee ("Associate Plan Committee") and the Director Plan is administered by the Director Plan Committee ("Director Plan Committee"). Each Plan Committee is comprised of not fewer than two directors who are appointed by the Board of Directors and who serve at the pleasure of the Board of Directors. The telephone number and address of each Plan Committee are (312) 467-2000 and Montgomery Ward Plaza, Chicago, Illinois, 60671, respectively. The members of the Associate Plan Committee are Bernard F. Brennan, Chairman and Chief Executive Officer of the Company; Spencer H. Heine, Executive Vice President, Secretary and General Counsel and a director of the Company; and Myron Lieberman, a director of the Company. The members of the Director Plan Committee are Denis J. Nayden, a director of the Company, and James A. Parke, a director of the Company.

     The Associate Plan Committee determines, within the limits of the express provisions of the Associate Plan, those key associates, advisors and consultants to whom, and the time or times at which, Awards, Purchase Rights and Options shall be granted. The Director Plan Committee determines, within the limits of the express provisions of the Director Plan, those directors to whom, and the time or times at which, Awards, Purchase Rights and Options shall be granted. Each Plan Committee interprets its respective plan, adopts rules relating thereto and determines the terms and provisions of Awards, Purchase Rights and Option grants thereunder, including the number of Plan Shares to be subject to each Award, Purchase Right and Option, the duration of each such Purchase Right and Option, the exercise price under each such Option, the purchase price under each such Purchase Right, the time or times within which (during the term of the Option) all or portions of each such Option may be exercised, and whether cash, Plan Shares or Non-Plan Shares or other property may be accepted in full or partial payment upon purchase of Plan Shares pursuant to a Purchase Right or exercise of an Option. Each Plan Committee also has the right to accelerate Purchase Rights or Option exercise rights or make other adjustments, including, but not limited to the cancellation of Purchase Rights or Options in exchange for cash payments, if the Company or Montgomery Ward & Co., Incorporated, an Illinois corporation and a wholly-owned subsidiary of the Company ("Montgomery Ward") is a party to a transaction involving certain mergers or consolidations, sales of all or substantially all of its assets, or if Montgomery Ward or the Company dissolves or is liquidated or upon the occurrence of a public offering of shares of the Company. The Stock Ownership Plan provides that any of the foregoing actions by either Plan Committee will be final and conclusive.

     Each grant of an Award, Purchase Right or Option to a participant in the Stock Ownership Plan will be evidenced by a Notice. Each Notice with respect to an Award will state (i) the number of Plan Shares awarded and (ii) such other information as the Plan Committee deems appropriate or necessary. Each Notice with respect to a Purchase Right will state (i) the number of Plan Shares with respect to which the Purchase Right is granted,
(ii) the exercise price, (iii) the duration of the Purchase Right, (iv) the method of purchasing such Plan Shares, and (v) such other information as the Plan Committee deems appropriate or necessary. Each Notice with respect to an Option will state (i) the number of Plan Shares with respect to which the Option is granted, (ii) the Option exercise price, (iii) the Option exercise schedule, (iv) the Option term, (v) the method of exercising such Option, and (vi) such other information as the Plan Committee deems appropriate or necessary.

     The following summary describes the material federal income tax aspects of the grant of Plan Shares to Award Recipients and the purchase of Plan Shares through the exercise of Purchase Rights or Options, with respect to the Company, Award Recipients and Purchasers. The federal income tax laws are technical and complex whereas the discussion herein is in general terms. The following discussion is not tax advice, but is instead a guide to assist participants in the Stock Ownership Plan and their advisors. Furthermore, the tax laws are subject to change (even retroactively) by legislation, administrative rulings and regulations, and judicial decisions.

     Generally, neither the grant nor the expiration of a Purchase Right or Option is a taxable event. The deposit of Plan
Shares in the Voting Trust also is not a taxable event.

     The tax treatment of Plan Shares granted to Award Recipients and Plan Shares purchased by exercising Purchase Rights or Options depends on whether or not the stock so transferred is "transferable" or not "subject to a substantial risk of forfeiture" for purposes of the federal income tax laws. Stock is generally considered subject to a substantial risk of forfeiture if rights with respect to the stock are conditioned upon the future performance of substantial services. Stock is treated as nontransferable unless the rights in such stock of any transferee will not be subject to a substantial risk of forfeiture. Because of the restrictions on the sale of Plan Shares, it is anticipated that Plan Shares granted to Award Recipients and Plan Shares purchased pursuant to Purchase Rights under the Stock Ownership Plan to the extent such Plan Shares have not vested will be considered nontransferable and subject to a substantial risk of forfeiture upon award or purchase of Plan Shares for purposes of the federal income tax laws.

     Subject to the effect of a section 83(b) election, discussed below, as long as the Plan Shares awarded or purchased are nontransferable and subject to a substantial risk of forfeiture, they will, in effect, be treated as not having been transferred to the Award Recipient or Purchaser, respectively. Thus, for example, dividends on such Plan Shares will be treated as compensation and the sale of such Plan Shares will give rise to ordinary income. When such Plan Shares become transferable or not subject to a substantial risk of forfeiture they will, in effect, be treated as having been transferred at such time, and the amount of taxable compensation, if any, deemed to be paid by a member of the Ward Group to the Award Recipient or Purchaser will be equal to the excess, if any, of the fair market value (determined without regard to any lapse restriction) of such Plan Shares at such time over the amount paid for the Plan Shares. The Award Recipient or Purchaser will include such compensation as ordinary income and the appropriate member of the Ward Group will be entitled to a deduction for compensation paid. The tax basis for Plan Shares will be the amount paid for such Plan Shares plus the amount of such compensation, if any, included as income. The holding period for long-term capital gain purposes will commence on the next day after the date the Plan Shares become transferable or are not subject to a substantial risk of forfeiture. Any appreciation or decline in value of Plan Shares after they become transferable or not subject to a substantial risk of forfeiture generally will be taxed as a capital gain or loss (either short-term or long-term, as applicable) upon a sale, exchange or other taxable disposition of such Plan Shares.

     As an alternative to the foregoing tax consequences, an Award Recipient or Purchaser within 30 days after the Award or the purchase of Plan Shares through the exercise of Purchase Rights or Options may file an election under section 83(b) of the Code, to treat the acquisition of such Plan Shares as a taxable compensation event. If the Award Recipient or Purchaser files such election he or she will include in his or her gross income as compensation for the year of the Award or the purchase of Plan Shares, respectively, the excess, if any, of the fair market value of such Plan Shares (determined without regard to any lapse restriction) over the amount he or she paid therefor, and the appropriate member of the Ward Group will be entitled to a compensation deduction in the amount of such excess. (A "lapse restriction" is any restriction, such as a vesting requirement, whether imposed by agreement or by law, other than a restriction which by its terms will never lapse.) Although the Internal Revenue Service ("IRS") may consider Plan Shares vested under the Stockholders Agreement and purchased by the exercise of Options not subject to substantial risk of forfeiture for purposes of the federal income tax laws, by making a section 83(b) election, a Purchaser through the exercise of an Option can ensure inclusion in income in the year the Option is exercised of the difference at exercise between the fair market value (determined without regard to any lapse restriction) of the Plan Shares with respect to which the Option was exercised and the Option exercise price multiplied by the number of Plan Shares with respect to which the Option was exercised. In determining the fair market value of Plan Shares (determined without regard to any lapse restriction) for the purpose of computing the amount of compensation includable in an Award Recipient or Purchaser's gross income, the IRS will not be bound by the fair market value as determined by any other party and may consider all the facts and circumstances.

     The disadvantage of a section 83(b) election is that if Plan Shares are subsequently forfeited or disposed of in a transaction that is in substance a forfeiture while such Plan Shares are in fact nontransferable and subject to a substantial risk of forfeiture, then no loss or other deduction will be allowed for the amount, if any, included as compensation at the time of the transfer. Except for such limitation, if the Plan Shares are subsequently sold, the Award Recipient or Purchaser generally will recognize capital gain or loss (either short-term or long-term, as applicable) on such sale equal to the difference between the sales price and the tax basis of the Plan Shares, i.e., the fair market value of the Plan Shares (determined without regard to any lapse restriction) at the time of the Award or purchase of Plan Shares, respectively.

     Vested Shares, although subject to numerous restrictions under the Stockholders Agreement and the Terms and Conditions, will probably not be considered nontransferable and subject to substantial risk of forfeiture for purposes of the federal income tax laws. Accordingly, to the extent the fair market value of such Plan Shares exceeds the amount paid therefor, such excess shall constitute compensation income to the Purchaser.

     In general, amounts treated as compensation income to a participant in the Stock Ownership Plan (such as amounts treated as compensation under the rules described above) constitute wages subject to withholding of income taxes and social security taxes.
     The following table sets forth the benefits which are currently expected to be granted during 1994 under the Plan to the executive officers of the Company for whom compensation information is provided in the Summary Compensation Table included herein (the "Named Executive Officers"), to the executive officers of the Company, as a group, to the directors of the Company who are not executive officers, as a group, and to the Company's associates who are not executive officers, as a group, to the extent that such benefits have been determined. Additional benefits may be granted during 1994, but such grants are not determinable at this time.

                            NEW PLAN BENEFITS

Name and
Position or Group                       Number of Units1

Bernard F. Brennan -                         0
Chairman and Chief
Executive Officer

Richard Bergel -                           200,000 3
Vice Chairman

Robert R. Schoeberl -                        0
Executive Vice President2

Spencer H. Heine -                           0 3
Executive Vice President,
Secretary and General Counsel

Leslie A. Ball2                              0

Harold D. Kahn2                              0

Executive Group                           1,350,000 3

Non-Executive Director Group                 0 3

Non-Executive Officer Employee Group      1,197,605 4
- ------------------------------------
1    Number of Class A Shares underlying options to be granted under the Plan.

2    Messrs. Ball and Kahn have resigned from the Company and will receive no new benefits under the Plan. Mr. Schoeberl has retired from the Company and will received no new benefits under the Plan.

3    Reflects Class A Shares underlying options granted during 1994 under the
Plan to date and Class A Shares underlying options which executive officers have been informed they will receive. Further grants may and groups indicated during 1994 under the Plan as amended, but the numbers of shares underlying such grants are not determinable at this time.

4    Reflects Class A Shares underlying options granted during the Company's
1993 fiscal year under the Plan. Grants of options have been made under the Plan during 1994 and further grants will be made during 1994 under the Plan as amended, but the number of shares underlying such grants are not determinable at this time. The Company anticipates that options with respect to a similar aggregate number of Class A Shares have been and will be granted during the Company's 1994 fiscal year under the Plan as amended.

                          EXECUTIVE COMPENSATION

     The Company had no employees and paid no compensation in 1993. The following information details compensation accrued by Montgomery Ward and its subsidiaries to executive officers of the Company.

SUMMARY COMPENSATION TABLE

     The following table sets forth summary compensation information for (i) the Company's Chief Executive Officer, (ii) the four most highly compensated other executive officers who were serving as executive officers at the end of the Company's 1993 fiscal year, and (iii) for Harold D. Kahn, for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that he was not serving as an executive officer of the Company at the end of the Company's 1993 fiscal year. Mr. Schoeberl has retired from the Company effective October 1, 1994.

                            SUMMARY COMPENSATION TABLE




                                                                                     Long Term
       Annual Compensation                                                          Compensation


                                                               Other        Securities                 All Other
                                                               Annual        Underlying     LTIP         Compen-
Name and                                                      Compensation  Options         Payout        sation
Principal Position        Year       Salary($)    Bonus($)     ($)1           (#)            ($)           ($)2

Bernard F. Brennan       1993      1,052,500      400,000     3,747,054          ---           732,555       2,936
 Chairman and Chief      1992      1,017,500      354,200     1,497,488          ---           587,777       2,884
 Executive Officer       1991        993,333      364,210           ---          ---           591,894       2,800

Richard Bergel           1993        404,167      130,000       279,336          ---           200,700       2,936
  Vice Chairman          1992        350,000      125,000       136,993          ---           132,510       2,884
                         1991        283,958       69,000           ---          ---            99,801       2,800

Robert R. Schoeberl      1993        312,500       71,557        65,612       50,000           112,153       2,936
  Executive Vice         1992        264,167       49,850        25,309          ---            82,168       2,884
  President              1991        216,667       61,800           ---          ---            79,704       2,683

Leslie A. Ball3          1993        450,000      150,000     1,413,040          ---           194,423         ---
                         1992        112,500      125,000       307,832      100,000           107,565         ---

Spencer H. Heine         1993        279,167       75,000        59,196          ---           101,775       2,936
  Executive Vice         1992        223,750       68,304        22,460          ---            72,870       2,694
  President, Sec-        1991        181,667       60,000           ---          ---            67,687       2,415
  retary and General
  Counsel

Harold D. Kahn4          1993        598,958      200,000     3,139,277          ---          270,031        ---
                         1992        208,333      100,000       308,294      300,000          149,396        ---

1    Includes company paid legal fees, taxes paid on stock transfers and purchases of
     Company stock at below-market prices.  With respect to such legal fees, see "OTHER
     TRANSACTIONS AND CERTAIN RELATIONSHIPS" below.  Also includes executive perquisites for Mr. Bergel (primarily a living expense allowance of $27,201 and
     $25,708 and a cash bonus equal to related income taxes of $21,160 and $14,732, in each case for 1993 and 1992, respectively).  No other Named Executive Officer received perquisites exceeding $50,000 or 10% of salary and bonus.  Information is given for 1993 and 1992 only pursuant to the proxy rule transitional provisions applicable to this column.

2    Represents Company matching contributions to the Savings and Profit Sharing Plan.

3    Mr. Ball joined the Company as Executive Vice President, Apparel of Montgomery
     Ward on September 18, 1992 and resigned from the Company effective January 31,
     1994.

4    Mr. Kahn joined the Company on September 11, 1992 as President and resigned from the Company effective December 15, 1993.

OPTION GRANTS AND EXERCISES

     The following tables set forth summaries of the terms of stock options granted to Mr. Schoeberl during the Company's 1993 fiscal year and the value of unexercised options held by him and Messrs. Ball and Kahn as of January 1, 1994. No other Named Executive Officer received options during the 1993 fiscal year. None of the Named Executive Officers exercised any stock options during the 1993 fiscal year. No stock appreciation rights were granted to or exercised by any of the named executive officers during the 1993 fiscal year.

                     Option Grants in Last Fiscal Year

                                                                           Potential Realizable Value
                                                                            at Assumed Annual Rates of
                                                                                Stock Price Appreciation
                                Individual Grants                                 for Option Term

                                     Percentage of
                          No. of        Total
                         Securities   Options
                         Underlying   Granted to    Exercise
                          Options     Associates    or Base        Expir-
                          Granted      in Fiscal     Price          ation
     Name                   (#)         Year         ($/Sh)         Date        5%($)        10%($)

Robert R. Schoeberl         50,000        2.5%       $22.50       9/30/2003     $708,750  $1,788,750




                  Aggregated Option Exercises in Last Fiscal Year
                         and Fiscal Year End Option Values

              Number of Securities Underlying Unexercised               Value of Unexercised
                Options at FY-End (#)                                 In-the-Money Options at FY-End

      Name                Exercisable       Unexercisable          Exercisable    Unexercisable

Robert R. Schoeberl              0               50,000                    0               0

Leslie A. Ball              50,000               50,000             $187,500        $187,500

Harold D. Kahn             150,000              150,000             $562,500        $562,500


LONG TERM INCENTIVE PLAN AWARDS

    Certain Montgomery Ward executives recommended by Montgomery
Ward's Chief Executive Officer (the "CEO") formerly participated in the Long Term Incentive Plan.

    The Long Term Incentive Plan consisted of three-year cycles that were initiated annually. If specific corporate, financial, strategic and operational objectives approved by the CEO were achieved for any designated cycle, cash was awarded under the Long Term Incentive Plan to each participant based upon the average base salary of such participant if, in the judgment of the CEO, such participant contributed substantially and positively to Montgomery Ward's overall corporate performance. Target payouts, which were 50% of average base salary for each of the Named Executive Officers except for Mr. Brennan, could be adjusted with the approval of the CEO upward or downward by 40% based upon the results of Montgomery Ward against its objectives for the cycle, and no award would be given for performance below minimum performance levels. Mr. Brennan participated in a long term incentive plan which was the same as the Long Term Incentive Plan, except that his maximum award was 75% of his then-current base salary.

    The following table sets forth information regarding the participation of Messrs. Brennan, Bergel, Schoeberl, Ball, Heine, and Kahn in the three-year award cycle under the Montgomery Ward Long Term Incentive Plan commencing in the Company's 1993 fiscal year. In May 1994, the Company's stockholders approved the Executive Long-Term Incentive Plan, under which senior executive officers of Montgomery Ward may receive future benefits in place of the Long Term Incentive Plan.

             Long-Term Incentive Plans - Awards in Last Fiscal Year

                                        Performance     Estimated Future Payouts under Non-Stock
                        Number of         or Other          Price-Based Plans
                      Shares, Units     Period Until
                        or Other        Maturation or
Name                   Rights (#)1         Payout      Threshold($)2    Target($)3     Maximum($)4

Bernard F. Brennan         712,500            1995          427,500      712,500         997,500
Richard Bergel             225,000            1995          135,000      225,000         315,000
Robert R. Schoeberl        175,000            1995          105,000      175,000         245,000
Leslie A. Ball5                ---            ----              ---          ---             ---
Spencer H. Heine           200,000            1995          120,000      200,000         280,000
Harold D. Kahn6                ---            ----              ---          ---             ---


    1 Units each represent one dollar of target payout, based on a target of 50% of then-current base salary for Messrs.
Bergel, Schoeberl, Ball, Heine and Kahn and 75% of then-current base salary for Mr. Brennan.

    2 Threshold amounts are 60% of target payouts, representing payout for accomplishment of minimum performance levels.

    3 Target levels are based on the attainment of performance goals, with no adjustment to the payout made by the CEO.

    4 Maximum levels represent 140% of target payouts, comprising the maximum upward adjustment possible under the Long
Term Incentive Plan.

    5 Mr. Ball resigned as an officer of the Company effective January 31, 1994. He will receive no further payouts under the Long Term Incentive Plan. Had he not resigned, Mr. Ball would have been eligible to receive from a threshold level of $135,000 to a maximum payout of $315,000.

    6 Mr. Kahn resigned as an officer of the Company effective December 15, 1993. He will receive no further payouts under the Long Term Incentive Plan. Had he not resigned, Mr. Kahn would have been eligible to receive from a threshold level of $187,500 to a maximum payout of $437,500.


PENSION PLAN

    Executive officers of Montgomery Ward, in addition to many other associates, participate in a pension plan (the "Pension Plan") which provides benefits defined by formulae based primarily on a participant's annual compensation offset by benefits provided by associates' Basic Contribution and Transferred Contribution accounts in the Savings and Profit Sharing Plan ("Savings Plan"), in which executive officers of Montgomery Ward, in addition to many other associates, participate. From 1989 through 1993, no more than $200,000, as adjusted annually under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), of any participant's annual compensation was considered for any purpose, including for purposes of the formulae, under the Pension Plan. Beginning in 1994, no more than $150,000, as adjusted annually under Section 401(a)(17) of the Code, of any participant's annual compensation was considered for any purpose, including for purposes of the formulae, under the Pension Plan. The monthly pension benefit to which current associates are entitled under the Pension Plan at normal retirement age (65 years old) is generally based on three benefit formulae that are applicable to different years of service. The formula for service after 1988 applies to credited service, as defined in the Pension Plan, earned after 1988 while making contributions to the Savings Plan and is based on "career earnings". A participant's annual benefit under the post-1988 formula is 1.5% of the participant's eligible pay for each year of credited service after 1988. The Pension Plan formulae benefit is determined by adding the benefit under the post-1988 formula to the participant's accrued benefit under the Pension Plan as of December 31, 1988, as determined under the formulae in effect prior to 1988. A participant's benefit determined under the Pension Plan is reduced by an amount equivalent to an annuity which could be purchased with the participant's Basic Contribution and Transferred Contribution accounts in the Savings Plan.

    The following table sets forth the estimated annual benefits (calculated on a straight life annuity basis) upon retirement at age 65 under the Pension Plan, which is the only defined benefit plan under which associates of Montgomery Ward can currently accrue benefits, to the Named Executive Officers (calculated on the basis of estimated years of service at retirement age; levels of compensation paid in calendar year 1993 (including compensation pursuant to the Performance Management Program), assuming 6% annual increases; and without regard to any reduction for benefits under the Savings Plan):

    Estimated Annual Pension
Name of Participant        at Retirement

Bernard F. Brennan . . . . $107,185
Richard Bergel . . . . . .  $98,173
Robert R. Schoeberl. . . .  $84,913
Leslie A. Ball . . . . . .    N/A
Spencer H. Heine . . . . .  $98,399
Harold D. Kahn . . . . . .    N/A

    Messrs. Ball and Kahn have resigned from the Company and will receive no payments under the Pension Plan.


DIRECTOR COMPENSATION ARRANGEMENTS

    Silas S. Cathcart and Myron Lieberman, directors of the Company, are paid director fees of $6,000 per fiscal quarter, plus $1,500 for each meeting such director attends of the Board of Directors of MW Holding and Montgomery Ward, plus $1,500 for each meeting such director attends of a committee of MW Holding and Montgomery Ward of which such director is a member, provided that if a meeting of the Board of Directors of MW Holding is held jointly with or immediately prior to or following a meeting of the Board of Directors of Montgomery Ward, the aggregate fees for such meetings shall be $1,500, and provided further that if a meeting of a committee of MW Holding is held jointly with or immediately prior to or following a meeting of a committee of Montgomery Ward the aggregate fees for such meetings shall be $1,500. Such directors fees may be converted into Series 1 or Series 2 Shares pursuant to the Directors Fee Plan described below. Directors of the Company who are also executive officers of Montgomery Ward currently receive no directors fees or other compensation for their service as directors of the Company. Likewise, directors of the Company who are executive officers of GE Capital currently receive no directors fees or other compensation for their service as directors of the Company.

    In December, 1990, the Board of Directors adopted a plan, which was approved by the shareholders in May, 1991, allowing Messrs. Cathcart and Lieberman to elect to receive all or any portion of the fees for their services as directors of the Company and Montgomery Ward in Series 1 Shares. In May, 1991, the Board of Directors amended and restated the plan as the Directors Plan (the "Directors Fee Plan") to permit (a) the participation of additional directors, (b) the receipt of Series 2 Shares as well as Series 1 Shares and (c) the establishment of a committee (the "Directors Fee Plan Committee") to (i) administer the plan, (ii) estimate director fees payable to directors for the fiscal year and (iii) permit directors to elect to receive Class A Shares with a value determined by the Directors Fee Plan Committee not to exceed the estimated fees. The Directors Fee Plan as so amended and restated was approved by the shareholders on May 17, 1991.

    Directors of the Company or Montgomery Ward other than members of the Directors Fee Plan Committee are eligible to participate in the Directors Fee Plan if designated by the Directors Fee Plan Committee. The Directors Fee Plan Committee is comprised of not fewer than two directors who are appointed by the Board of Directors and who serve at the pleasure of the Board of Directors. The current members of the Directors Fee Plan Committee are Messrs. Brennan and Heine. Of the seven eligible directors, the Directors Fee Plan Committee has designated only Messrs. Cathcart and Lieberman as participants in the Directors Plan as of September 23, 1994. Pursuant to an irrevocable election made in 1992, each of Messrs. Cathcart and Lieberman has elected to receive all of the fees earned by them for service as directors of the Company in Series 1 Shares. As of September 23, 1994, Messrs. Cathcart and Lieberman have acquired 5,605 and 6,623 Series 1 Shares, respectively, pursuant to rights ("Conversion Rights") under the Directors Fee Plan.

    Conversion Rights are automatically granted after the end of each fiscal quarter of the Company to participating directors in a number determined by dividing the director fees for the fiscal quarter by the fair market value per share of the Company's Common Stock. The number of Class A Shares acquired pursuant to accelerated Conversion Rights, as described below, reduces the number of automatically granted Conversion Rights.

    The acquisition of Class A Shares by directors pursuant to Conversion Rights does not require any direct payment by a director, but the director fees which otherwise would be payable to the director are reduced by such fair market value of the Class A Shares acquired. If directors acquire Class A Shares pursuant to Conversion Rights, the Company will pay the directors an amount sufficient to pay all applicable federal and state taxes payable by the directors with respect to the Class A Shares acquired pursuant to Conversion Rights and the amount attributable to this payment.

    The Directors Fee Plan Committee decides based on the past service of the director whether there should be an acceleration of the grant of Conversion Rights based on an estimate of director fees for the fiscal year. If the grant of Conversion Rights is accelerated by the Directors Fee Plan Committee, the Directors Fee Plan Committee determines the number of Class A Shares to which the Conversion Rights relate, the value of the Class A Shares, the duration of the Conversion Rights and the limitations on the Class A Shares acquired pursuant to the Conversion Rights. It is currently anticipated that any Class A Shares acquired pursuant to accelerated Conversion Rights would be forfeited to the extent a director does not earn the anticipated director fees for the fiscal year.

    The Board of Directors may amend or terminate the Directors Fee Plan, except that no such action by the Board of Directors may change the terms and conditions of any Conversion Rights previously granted in a manner adverse to the holder of the Conversion Right without the consent of such holder. Shareholder approval of an amendment to the Directors Fee Plan is necessary if required for compliance with Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act, and the timing of certain amendments may be limited by Rule 16b-3. The Directors Fee Plan Committee has the right to make adjustments with respect to Conversion Rights if Montgomery Ward or the Company dissolves or is liquidated or upon the occurrence of a public offering of shares of the Company.


EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

    Executive Employment Agreements. In the course of recruiting new executives, promoting existing associates to executive positions and increasing the responsibilities of existing executives, Montgomery Ward frequently enters into employment agreements which set forth the general terms of the compensation arrangements for such executive. Such agreements have, in the past, typically set forth, among other things, a recipient's base salary, the target bonus under the Performance Management Program (the "PMP"), the maximum percentage of the target bonus under the PMP that can be earned, participation in the Long Term Incentive Plan with initial target bonuses for applicable Long Term Incentive Plan cycles, the percentage of the executive's base pay that can be earned annually through the Long Term Incentive Plan after the initial bonus target period has run, bonus guarantees, if any, and the number of stock options, if any, that will initially be granted to the executive in his or her new position. Recent employment agreements provide for compensation arrangements pursuant to the Senior Executive Performance Management Program and the Executive Long-Term Incentive Plan, each of which was approved by the Company's stockholders of the Company's May 20, 1994 annual meeting of stockholders and which have replaced the PMP and the Long Term Incentive Plan, respectively. Of the executive officers named in the Summary Compensation Table, Mr. Bergel has an agreement of this type and Mr. Ball and Mr. Kahn had agreements of this type.

    Mr. Kahn and Montgomery Ward entered into their agreement in connection with Mr. Kahn's agreement to serve as President of Montgomery Ward; Mr. Bergel and Montgomery Ward entered into their agreement in connection with Mr. Bergel's appointment to the position of Chief Executive Officer of Lechmere, Inc. ("Lechmere"), an indirect wholly-owned subsidiary of Montgomery Ward; and Mr. Ball and Montgomery Ward entered into their agreement when Mr. Ball was named Executive Vice President, Apparel of Montgomery Ward. The agreement with Mr. Bergel provides, and the agreements with Mr. Kahn and Mr. Ball provided, for, respectively, (i) initial annual base salaries of $600,000, $625,000, and $450,000; (ii) PMP target bonuses of $200,000
(guaranteed at 100% for 1994), $200,000 (guaranteed at 50% for 1992 and 100% for 1993), and $150,000 (guaranteed at 83.33% for
1992 and 100% for 1993), in each case with opportunities to earn up to 150% of such target bonuses; and (iii) Long Term Incentive Plan participation at a target bonus level of base salary for each executive of 50%. With respect to Mr. Bergel, the Company will apply these provisions to the Senior Executive Performance Management Program and the Executive Long-Term Incentive Plan. The agreements with Mr. Kahn and Mr. Ball stated that the executive would receive options to purchase 300,000 and 100,000 Class A Shares, respectively, with 25% of such options exercisable immediately and 25% becoming exercisable each year thereafter (which options were granted). The agreement with Mr. Bergel stated that he would receive options to purchase 200,000 Class A Shares at $22.50 per share, with such options becoming exercisable 100% on April 4, 1996. Mr. Bergel was granted such options on July 1, 1994. Mr. Bergel's employment agreement also provides that if, before March 1, 1996, Mr. Bergel incurs state tax liability on dividends paid on the Company's Common Stock or on his sale of such stock in a public market, the Company will "gross-up" such taxes to the extent they exceed 3.0% of the income derived thereby. Each of the employment agreements also contained certain severance arrangements. The severance arrangements with Mr. Bergel are more fully described below.
Each of Messrs. Kahn and Ball entered into a General Release and Covenant Not to Sue (a "Release") with Montgomery Ward upon the termination of the employment of such executive with Montgomery Ward. The provisions of each Release expressly supersede the severance provisions in the applicable employment agreement and are more fully described below.

    Mr. Bergel's employment agreement also provides that, upon the occurrence of certain events, including his separation from Lechmere before April 1, 1996, Mr. Bergel may elect to retire upon thirty days notice. The agreement provides that upon Mr. Bergel's retirement, he will be permitted to sell 25% of the Class A Shares held by him to the Company for cash in each of the year of such retirement and the next succeeding three (3) years. Also upon Mr. Bergel's retirement, the Company will provide him with a 100% relocation package to move to any location of his choice in the continental United States.

    The Releases with Mr. Kahn and Mr. Ball provide for cash payments of a total of $2,373,157 and $810,000, respectively, subsidization of each executive's continuation of coverage in Montgomery Ward's health care plan through December 31, 1995 and January 31, 1995, respectively, and certain modifications of the non-compete clauses in each executive's letter employment agreement. In addition, the Company promised in each Release to pay the executive the "spread" between the exercise price of all then-exercisable options held by the executive and $26.50 per share, the fair market value of the Common Stock for the Company's 1994 fiscal year, as determined pursuant to the Stockholders' Agreement. The Company also agreed to purchase all vested stock held by each executive at $26.50 per share. In connection with the foregoing, the executive in each Release discharged Montgomery Ward and its officers, directors, agents, employees and affiliates from all claims arising out of the executive's employment with Montgomery Ward. Each Release also contains provisions relating to confidentiality of information received in connection with the executive's employment.

    Senior Officer Severance Plan. The normal Severance Plan for certain senior officers of Montgomery Ward provides that upon termination of a participating officer's employment with Montgomery Ward, for reasons other than cause, death, retirement or resignation, the senior officer will receive from Montgomery Ward a payment equal to 12 months of his or her base pay. This payment is to be in lieu of any other severance pay benefits available to the senior officer under any other Montgomery Ward policy. The participants in this plan currently consist of twenty-five (25) senior officers of the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Brennan, Chairman and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Montgomery Ward, serves as a member of the Compensation Committee of Montgomery Ward's Board of Directors. Robert A. Kasenter, Executive Vice President of the Company and Executive Vice President, Human Resources of Montgomery Ward, serves as Secretary of the Compensation Committee of Montgomery Ward's Board of Directors, although Mr. Kasenter is not a director of the Company or of Montgomery Ward.
OWNERSHIP OF COMMON STOCK

    The following table sets forth the beneficial ownership, as of September 23, 1994, of Class A Shares (i) by each person who is a director of the Company (none of whom except the individuals identified owns any shares of the Company's equity securities),
(ii) by each executive officer whose compensation is reflected in the Summary Compensation Table (none of whom except the individuals identified owns any shares of the Company's equity securities), (iii) by each person who is known to be a holder of more than 5% of Class A Shares and (iv) by all directors and executive officers of the Company as a group.

 No. of                               % of
Individual or Group              Class A Shares  Class A Shares

Bernard F. Brennan (a)             17,261,720         88.7%
  Chairman of the Board
  and Chief Executive Officer
  and a Director
Myron Lieberman (b)                 2,511,099         12.9%
  Director
Richard Bergel (c)(d)                 852,500          4.4%
  Vice Chairman
  and a Director
Spencer H. Heine (c)                  251,250          1.3%
  Executive Vice President,
  Secretary and General Counsel
  and a Director
Bernard W. Andrews (c)(e)             350,000          1.8%
  President and a Director
Silas S. Cathcart (c)(f)               15,888          0.0%
  Director
Robert R. Schoeberl (c)(g)            278,333          1.4%
  Executive Vice President
Tamara Brennan (h)                  2,200,000         11.3%

All directors and executive
officers as a group (20 persons) (i) 18,937,645       94.3%

_______________________________________________________

(a) Comprised of 13,025,750 Class A Shares (66.9% of the Class A Shares and 29.3% of the Common Stock outstanding as of September 23, 1994) owned of record by Mr. Brennan and with respect to which Mr. Brennan has sole investment and voting power, and 4,235,970 Class A Shares (21.8% of the Class A shares and 9.5% of the Common Stock outstanding as of September 23, 1994) owned of record by Mr. Brennan as voting trustee and with respect to which Mr. Brennan has sole voting power as voting trustee but no investment power.
    Does not include 2,200,000 Class A Shares (11.3% of the Class A Shares and 5.0% of the Common Stock outstanding as of September 23, 1994) which are owned by Myron Lieberman, as trustee of a trust (the "Family Trust") for the benefit of members of Mr. Brennan's family, with respect to which Mr. Brennan has no voting or investment power, but with respect to which Tamara Brennan, Mr. Brennan's wife, may acquire shared voting and dispositive power. See Note (h) below. Mr. Brennan disclaims beneficial ownership of such 2,200,000 Class A Shares. Does not include Class A Shares which may be acquired by the holders of Options exercisable as of September 23, 1994 or which become exercisable within 60 days of the date hereof, which Class A Shares will be required to be deposited by the holders hereof in the Voting Trust upon exercise of such Options. Mr. Brennan's business address is Montgomery Ward Plaza, Chicago, Illinois 60671.

(b) Includes 294,250 Class A Shares represented by Voting Trust Certificates owned by Lieberman Investment Limited Partnership, a limited partnership of which Mr. Lieberman is the sole general partner. Also includes 2,200,000 Class A Shares with respect to which Mr. Lieberman has sole voting and investment power as trustee of the Family Trust. Such 2,200,000 Class A Shares are not deposited in the voting trust under which Mr. Brennan serves as voting trustee. See Note (c) below. All shares other than the 2,200,000 Class A Shares as to which Mr. Lieberman has beneficial ownership are represented by Voting Trust Certificates and such shares are held in a voting trust as to which Mr. Brennan, as voting trustee, has sole voting power. Includes 226 Class A Shares which Mr. Lieberman will acquire on October 8, 1994, a date within sixty days of the date of this Proxy Statement, pursuant to Conversion Rights which arose on October 1, 1994 and which, pursuant to a prior election by Mr. Lieberman, will automatically be exercised on October 8, 1994. Mr. Lieberman's business address is 10 South Wacker Drive, Chicago, Illinois 60606.

(c) Represents ownership of Voting Trust Certificates with respect to Class A Shares held (or to be deposited upon acquisition pursuant to exercise of Options) in a voting trust as to which Mr. Brennan, as voting trustee, has sole voting power and the persons indicated have sole investment power.

(d) Includes 60,000 Class A Shares with respect to which Mr. Bergel has sole investment power as trustee of trusts for the benefit of members of the family of Robert A. Kasenter, an officer of the Company. Does not include 90,000 Class A Shares with respect to which Mr. Kasenter, as trustee of a trust for the benefit of members of Mr. Bergel's family, has sole investment power, but with respect to which Mr. Bergel has no voting or investment power.

(e) Includes 350,000 Class A Shares which may be acquired by Mr.
    Andrews pursuant to options exercisable on September 23, 1994.

(f) Includes 283 Class A Shares which Mr. Cathcart will acquire on October 8, 1994, a date within sixty days of the date of this Proxy Statement, pursuant to Conversion Rights which arose on October 1, 1994 and which, pursuant to a prior election by Mr. Cathcart, will automatically be exercised on October 8, 1994.

(g) Does not include 26,667 Class A Shares with respect to which a trustee of a trust for the benefit of members of Mr. Schoeberl's family has sole investment power, but with respect to which Mr. Schoeberl has no voting or investment power. Includes 50,000 Class A Shares which may be acquired by Mr. Schoeberl pursuant to options exercisable on September 30, 1994.

(h) Represents Class A Shares with respect to which Mrs. Brennan, if she were to elect to become an advisor to the trustee of the Family Trust, may acquire shared power to vote or direct the vote of, and shared power to dispose or direct the disposition of, such shares. See Notes (a) and
    (b) above.

(i) Represents all Class A Shares with respect to which officers and directors have investment power, which is in each case sole investment power. Does not include 1,147,484 Class A Shares with respect to which Mr. Brennan has sole voting power as voting trustee, but with respect to which neither he nor any other officer or director of the Company has investment power. Includes 572,900 Class A Shares which may be acquired by executive officers or directors at purchase prices ranging from $0.20 to $22.50 per share pursuant to options exercisable on September 23, 1994. Includes 509 Class A Shares which will be acquired pursuant to Conversion Rights on October 8, 1994, a date within 60 days of the date hereof. Includes 50,000 Class A Shares which can be acquired pursuant to options which became exercisable on September 30, 1994.

    GE Capital owns 100% of the 25,000,000 Class B Shares currently outstanding. Such shares represented 56.2% of the outstanding Common Stock as of September 23, 1994. GE Capital also owns 100% of the 750 shares of Senior Preferred Stock of the Company having a liquidation value of $100,000 per share (the "Senior Preferred Stock") outstanding as of the date of this Proxy Statement. Such shares represent 100% of the Company's outstanding preferred stock. GE Capital's address is 260 Long Ridge Road, Stamford, Connecticut 06927.


CONTROL MATTERS

    Voting of Shares. In the event that a Voting Trust is not in effect or in the event shares of Common Stock of the Company deposited therein are not subject to a Voting Trust, all such shares held by the stockholders, except those held by Mr. Brennan and certain trusts for the benefit of members of his family, are subject to a voting agreement under which the holders have agreed to vote their shares in the same way Mr. Brennan votes his shares until June 17, 1998.

    Directors. The Board of Directors consists of eleven members, including one vacancy. The Stockholders' Agreement provides that six of the Company's directors shall be designated by the Designator (as defined therein), presently Mr. Brennan, and five shall be designated by GE Capital.

    If GE Capital and its affiliates cease to own more than 50% of the number of shares of Common Stock purchased by them in June 1988, the number of directors which the Designator is permitted to designate will be increased by one, and the number of directors which GE Capital may designate shall be reduced by one. If GE Capital and its affiliates cease to own 20% or more of such shares of Common Stock, except as described below, GE Capital shall have no right to designate any directors, and the number of directors shall be reduced to nine, seven to be elected by the holders of Class A Common Stock, voting as a class, and two to be elected by the holders of Class B Common Stock, voting as a class, provided that, so long as the Account Purchase Agreement between Montgomery Ward and Montgomery Ward Credit Corporation, a wholly-owned subsidiary of GE Capital ("Montgomery Ward Credit"), relating to the purchase by Montgomery Ward Credit of customer receivables of Montgomery Ward remains in effect, and GE Capital or any of its affiliates owns any Common Stock, GE Capital will have the right to elect one of the two directors to be elected by the holders of Class B Common Stock.

    The holders of the Senior Preferred Stock have the right to elect one director to be an additional member of the Board of Directors (a) during the period following a default in the payment of accrued dividends on the Senior Preferred Stock for four consecutive quarters until such accrued dividends shall have been paid in full and (b) during the period following any failure to make a mandatory redemption of Senior Preferred Stock until such failure shall have been cured.

    The Company's By-laws contain supermajority provisions which require that certain actions, such as mergers, substantial asset sales, certain amendments to the Company's Certificate of Incorporation or By-laws, payment of dividends and redemption of Shares other than in accordance with the terms of the Stockholders' Agreement, public offerings and certain other major corporate transactions be undertaken only upon the approval of two-thirds of the directors of the Company.


CERTAIN RELATIONSHIPS

    If the Certificate Amendment and the Plan Amendment, in support of which this Proxy Statement is issued, are adopted, the Company anticipates that it will grant options to purchase a number of the additional Series 3 Shares pursuant to the Plan to key associates and, in certain limited cases, consultants to the Company and its subsidiaries. Executive officers and directors of the Company may be among the recipients of such Options.


PROXY SOLICITATION AND REVOCATION

    The enclosed form of written consent is solicited on behalf of the Board of Directors and is revocable at any time prior to the filing of the amendment to the Certificate of Incorporation to be authorized thereby. The cost of soliciting consents will be borne by MW Holding.


STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1995 annual meeting of stockholders must be received by the Company no later than December 23, 1994, in order to be considered for inclusion in the Company's proxy statement and form or proxy relating to such meeting.

    By Order of the Board of Directors,

         Spencer H. Heine
         Executive Vice President,
         Secretary and General Counsel

                                  ANNEX A

                         CERTIFICATE OF AMENDMENT
                                    TO
                       CERTIFICATE OF INCORPORATION
                                    OF
                       MONTGOMERY WARD HOLDING CORP.


         MONTGOMERY WARD HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:


    1. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 8, 1988 and recorded in the Office of the Recorder of Kent County, Delaware. The name under which the Corporation was originally incorporated is BFB Acquisition Corp.

    2.   A Certificate of Correction of Certificate of
Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 9, 1988.

    3. The original Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on June 17, 1988 and amendments thereto were filed on each of June 20, 1988; June 24, 1988; January 30, 1990; and March 20, 1992.

    4.   The Second Restated Certificate of Incorporation of the
Corporation was filed in the Office of the Secretary of State of Delaware on June 25, 1992 and an amendment thereto was filed on April 27, 1994.

    5.   The Third Restated Certificate of Incorporation of the
Corporation was filed in the Office of the Secretary of State of Delaware on June 28, 1994.

    6. The Board of Directors of the Corporation, at a meeting duly called and held, authorized, adopted and approved resolutions proposing and declaring advisable the First Amendment to the Third Restated Certificate of Incorporation of the Corporation, setting forth amendments to Articles SECOND and FOURTH thereof as follows:

    Article SECOND is amended in its entirety to read as follows:

              "SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover 19901, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc."

    That portion of Article FOURTH which precedes the heading
    "PART A. SENIOR PREFERRED STOCK" is amended in its entirety to read as follows:

              "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is fifty-seven million eight hundred twelve thousand seven hundred fifty (57,812,750) consisting of the following amounts in the following designations:

                   1. Common Stock. Fifty-seven million eight hundred twelve thousand (57,812,000) shares of Common Stock, par value one cent ($0.01) per share (hereinafter referred to as "Common Stock"), which shall consist of the following classes:

                        (a)  thirty-two million eight hundred
                   twelve thousand (32,812,000) shares of Class
                   A Common Stock (hereinafter referred to as
                   "Class A Common Stock"), which shall consist of the following series:

                             (i)  twenty-five million
                        (25,000,000) shares of Class A Common
                        Stock, Series 1 (hereinafter referred to as "Class A Common Stock, Series 1"), and

                             (ii)  five million four hundred
                        twelve thousand (5,412,000) shares of
                        Class A Common Stock, Series 2
                        (hereinafter referred to as "Class A
                        Common Stock, Series 2"), and

                             (iii)     two million four hundred
                        thousand (2,400,000) shares of Class A
                        Common Stock, Series 3 (hereinafter
                        referred to as "Class A Common Stock,
                        Series 3"), and

                        (b)  twenty-five million (25,000,000)
                   shares of Class B Common Stock (hereinafter referred to as "Class B Common Stock").

                   2.   Preferred Stock.  Seven hundred fifty
              (750) shares of Preferred Stock, par value one dollar ($1.00) per share (hereinafter referred to as "Preferred Stock" or "Senior Preferred Stock").

              Such shares of Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for not less than the consideration so fixed shall be fully paid and non-assessable.

              A statement of the powers, preferences, rights, qualifications, limitations, restrictions and the relative, participating, optional and other special rights in respect of the shares of each class or series of stock is as follows:"

    Section 2(b)(i) of Part B of Article FOURTH is amended in its entirety to read as follows:

              "(i) At such time, if any, as GE Capital and GE Capital Affiliates shall cease to own, in the aggregate, beneficially or of record, twenty percent (20%) or more of the shares of Common Stock which GE Capital and GE Capital Affiliates purchased in June 1988, (x) if the number of directorships on the Board of Directors of the Corporation at such time shall be nine (9), the number of directors shall be automatically changed to seven (7), the holders of the Class A Common Stock, voting as a class, shall be entitled to elect five (5) of such directors, and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two (2) of such directors, and (y) if the number of directorships on the Board of Directors of the Corporation at such time shall be eleven (11), the number of directors shall be automatically changed to nine (9), the holders of the Class A Common Stock, voting as a class, shall be entitled to elect seven (7) of such directors, and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two (2) of such directors; provided, however, that, in either of the foregoing cases, as long as the Account Purchase Agreement referred to in the Stockholders Agreement is in effect and GE Capital or any GE Capital Affiliate shall own beneficially or of record any shares of Class B Common Stock, GE Capital shall have the right to elect one (1) of the two (2) directors which the holders of the Class B Common Stock shall be entitled to elect and all other holders of Class B Common Stock in the aggregate shall be entitled to elect the other of the two (2) directors which the holders of Class B Common Stock shall be entitled to elect. A vacancy in the directorships to be elected, respectively, by the holders of the Class A Common Stock or the Class B Common Stock may be filled only by the vote or written consent of the holders of Class A Common Stock or Class B Common Stock, as the case may be."

    7. The Stockholders of the Corporation, by unanimous written consent, adopted resolutions authorizing, adopting and approving the aforesaid amendments to Articles SECOND and FOURTH of the Third Restated Certificate of Incorporation of the Corporation.

    8. Except to the extent specifically provided to the contrary in this Certificate of Amendment, the terms, provisions and conditions of the Certificate of Incorporation of the Corporation shall remain unamended and in full force and effect.

    9. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, MONTGOMERY WARD HOLDING CORP. has caused this certificate to be signed by Bernard F. Brennan, its Chairman of the Board and Chief Executive Officer, and attested by Spencer H. Heine, its Secretary, this _____day of
_______________, 1994.


                             MONTGOMERY WARD HOLDING CORP.



                             By:
                                  Bernard F. Brennan
                                  Chairman of the Board
                                  and Chief Executive Officer



(CORPORATE SEAL)




ATTEST:



By:
     Spencer H. Heine
     Secretary

                                  ANNEX B


               AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

         MONTGOMERY WARD & CO., INCORPORATED STOCK OWNERSHIP PLAN


     This Amendment No. 1 to the amended and restated Montgomery Ward & Co., Incorporated Stock Ownership Plan (the "Plan") is made as of the _____ day of _______________, 1994.
     WHEREAS, MONTGOMERY HOLDING CORP., a Delaware corporation, (the "Company") has previously amended and restated the Plan; and
     WHEREAS, pursuant to Section 16 of the Plan the Company has reserved the right to amend the Plan; and
     WHEREAS, the Company desires to amend the Plan.
     NOW, THEREFORE, the Plan is hereby amended in the following manner:
          1. The second sentence of Section 1 is deleted in its entirety and the following is inserted in lieu thereof:
     "The purpose of the Associate Plan of the Program is to attract and retain outstanding individuals as associates, advisors and consultants of Montgomery Ward Holding Corp. ("Company"), Montgomery Ward & Co., Incorporated ("Ward"), and their subsidiaries and affiliates (Company, Ward and their subsidiaries and affiliates, collectively or individually, "Ward Group"), excluding associates, advisors and consultants who are also directors of the Company, and to provide incentives for such associates, advisors and consultants to expand and improve the profits and achieve the objectives of the Ward Group by providing to such individuals opportunities to acquire shares of Class A Common Stock, Series 1 (par value $.01 per share) ("Series 1 Shares"), Class A Common Stock, Series 2 (par value $.01 per share) ("Series 2 Shares") and Class A Common Stock, Series 3 (par value $.01 per share) ("Series 3 Shares") of the Company (the Series 1 Shares, the Series 2 Shares and the Series 3 Shares being hereinafter collectively referred to as "Shares") and thereby provide such individuals with a greater proprietary interest in and closer identity with the Ward Group and its financial success."

          2. The first sentence of Section 7 is deleted in its entirety and the following is inserted in lieu thereof:
     "The total number of Shares allocated to this Program and available to designated Participants under this Program is One Million (1,000,000) Series 1 Shares, Five Million Four Hundred Twelve Thousand (5,412,000) Series 2 Shares and Two Million (2,000,000) Series 3 Shares, except as such numbers of Shares shall be adjusted in accordance with the provisions of Section 11."

          3. The following sentence is inserted as the first sentence of Section 12: "Notwithstanding anything herein to the contrary, no Awards, Purchase Rights or Options shall be granted to any person who is not an associate of the Company or of one of its direct or indirect subsidiaries unless the applicable Committee, by resolution, determines that such grant of an Award, Purchase Right or Option would not be contrary to the securities laws of any applicable jurisdictions at the time of such grant."


                                   * * *

                          CONSENT OF STOCKHOLDERS

                                    OF

                       MONTGOMERY WARD HOLDING CORP.


     The undersigned stockholders of MONTGOMERY WARD HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), holding at least a majority of the outstanding common stock of the Corporation ("Common Stock"), do hereby consent and agree to the adoption of the following recitals and resolutions pursuant to Section 228 of the General Corporation Law of the State of Delaware, in lieu of holding a special meeting of the stockholders of the Corporation:
     WHEREAS, the Board of Directors of the Corporation have adopted resolutions authorizing an amendment to the Certificate of Incorporation of the Corporation with respect to the authorization of an additional two million (2,000,000) shares (the "New Shares") of Class A Common Stock, Series 3 of the Company (the "Certificate Amendment");

     WHEREAS, the Board of Directors of the Corporation have adopted resolutions authorizing an amendment (the "Plan Amendment") to the Montgomery Ward & Co., Incorporated Stock Ownership Plan (the "Plan") with respect to the allocation of the New Shares to the Plan; and

     WHEREAS, the stockholders of the Corporation deem it desirable and in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation through the adoption of the Certificate Amendment, and to amend the Plan through adoption of the Plan Amendment in the manner set forth by the Board of Directors;

     NOW, THEREFORE, BE IT RESOLVED:  That the Certificate
     Amendment, as reflected in the certificate attached hereto as Annex A, is hereby approved and adopted.

     FURTHER RESOLVED: That the Chairman of the Board, Vice Chairman, President or any Executive Vice President of the Corporation, alone or with the Secretary or any Assistant Secretary of the Corporation, are, and each of them hereby is, authorized, empowered and directed to execute, deliver and file, in the name and on behalf of the Corporation, the Certificate Amendment.

     FURTHER RESOLVED: That the Plan Amendment, in the form attached hereto as Annex B, is hereby approved and adopted.

     FURTHER RESOLVED: That the Chairman of the Board, Vice Chairman, President or any Executive Vice President of the Corporation, alone or with the Secretary or any Assistant Secretary of the Corporation, are, and each of them hereby is, authorized, empowered and directed to file, in the name and on behalf of the Corporation, the Plan Amendment in all jurisdictions in which such officers determine that such filing is necessary or desirable.

     FURTHER RESOLVED: That this Consent may be signed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be a single document.


Dated:  October   , 1994



Bernard F. Brennan



Bernard F. Brennan, as Voting Trustee
under that certain Voting Trust under
Trust Agreement dated June 21, 1988



Myron Lieberman, as Trustee of
the Brennan 1988 MW Trust


GENERAL ELECTRIC CAPITAL CORPORATION


By:
Its: